Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT

The Board of Trustees

of – the OPTI-flex® DYNAMIC  Fund:

We consent to the use of our report herein dated February 21, 2003 for OPTI-flex® DYNAMIC Fund as of December 31, 2002 and for the period indicated therein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Additional Information – Auditors" in the Statement of Additional Information.

/s/KPMG LLP

Columbus, Ohio

April 28, 2003

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